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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 5 to the Registration Statement of Touchstone Select Advisors Variable Insurance Trust (consisting of Touchstone Emerging Growth Portfolio, Touchstone International Equity Portfolio, Touchstone Balanced Portfolio, Touchstone Income Opportunity Portfolio, Touchstone Standby Income Portfolio (collectively, the "Trust") on Form N-1A of our report dated February 20, 1997, on our audit of the financial statements and financial highlights of the respective Funds, which report is included in the Annual Report for the Touchstone Select Advisors Variable Insurance Trust for the year ended December 31, 1996, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Independent Accountants."





                                                  /s/ Coopers and Lybrand L.L.P.
                                                  ------------------------------
                                                  COOPERS AND LYBRAND L.L.P.



Boston, Massachusetts
October 6, 1997